Exhibit 2.1

                                Offer to Purchase

                           GOLDEN RIVER RESOURCES INC.




                                OFFER TO PURCHASE
                           THE ISSUED AND OUTSTANDING
                                COMMON SHARES OF


                             ROB ROY RESOURCES INC.




                                OFFER TO PURCHASE

                                JANUARY 29, 1999

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT HOW TO DEAL WITH THIS MATTER, YOU SHOULD CONSULT YOUR LAWYER, INVESTMENT DEALER, STOCKBROKER, BANK MANAGER OR OTHER PROFESSIONAL ADVISOR. NO SECURITIES COMMISSION OR SIMILAR AUTHORITY IN CANADA HAS IN ANY WAY PASSED UPON THE MERITS OF THE SECURITIES OFFERED HEREUNDER AND ANY REPRESENTATION TO THE CONTRARY IS AN OFFENSE.

Date:  January 29, 1999

                           GOLDEN RIVER RESOURCES INC.

                               1300 E. College Way
                            Mount Vernon, Washington
                                   USA, 98273


                                OFFER TO PURCHASE
                     ALL OF THE OUTSTANDING COMMON SHARES OF

                             ROB ROY RESOURCES INC.

                                 BASIS OF OFFER

GOLDEN RIVER RESOURCES INC. (the "Offeror") will, subject to the terms of the Offer (which provides for the adjustment of the exchange basis in certain specified events), issue to holders of all of the issued and outstanding Class "A" common shares without par value in the capital stock of Rob Roy Resources Inc. (the "Offeree"), for each one Class "A" common share without par value in the capital stock of the Offeree ("Offeree Shares") in respect of which the Offer is accepted, one common share without par value in the capital of the Offeror ("Offeror Shares").

The Offer is conditional, among other things, on there being validly deposited under the Offer and not withdrawn, at least 90% of the Offeree Shares outstanding at the time the Offeror first takes up and pays for the Offeree Shares (see "Conditions of the Offer").

THE OFFER WILL EXPIRE AT 12:00 NOON, VANCOUVER TIME, ON MARCH 15, 1999 (THE "TERMINATION DATE"). WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON., VANCOUVER TIME, ON MARCH 15, 1999.

A holder of Offeree Shares wishing to accept the Offer should tender the Offeree Shares in respect of which he wishes to accept the Offer by depositing a properly completed and duly executed Letter of Transmittal in the form accompanying this Offer with the depository for the Offer, being Pacific Corporate Trust Company, Attention: Marc Castonguay, prior to 12:00 noon on the Termination Date. By signing the Letter of Transmittal, a holder of Offeree Shares is authorizing the Offeree to deposit with the depository, any certificates for Offeree Shares held for such holder by the Offeree.

OWNERSHIP OF OFFEROR SHARES MUST BE REGARDED AS SPECULATIVE, DUE TO THE NATURE OF ITS BUSINESS AND ITS PRESENT STAGE OF DEVELOPMENT. AN INVESTMENT IN NATURAL RESOURCE ISSUERS INVOLVES A SIGNIFICANT DEGREE OF RISK. THE DEGREE OF RISK INCREASES SUBSTANTIALLY WHERE THE ISSUER'S PROPERTIES ARE IN THE EXPLORATION AS OPPOSED TO THE DEVELOPMENT STAGE (SEE "RISK FACTORS" IN THE ATTACHED OFFERING CIRCULAR).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE OFFER IS NOT BEING MADE TO, NOR WILL DEPOSITS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF OFFEREE SHARES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION AND IS NOT UNDER ANY CIRCUMSTANCES TO BE CONSTRUED AS AN OFFER TO ANY SUCH PERSON NOTWITHSTANDING THAT A COPY OF THIS OFFER MAY HAVE BEEN DELIVERED TO SUCH PERSON. HOWEVER, THE OFFEROR OR ITS AGENTS

MAY, IN THEIR SOLE DISCRETION, TAKE SUCH ACTION AS THEY MAY DEEM NECESSARY TO EXTEND THE OFFER TO HOLDERS OF OFFEREE SHARES IN SUCH JURISDICTION.

Additional copies of this document, the Offering Circular and the accompanying Letter of Transmittal may be obtained upon request without charge from Pacific Corporate Trust Company at its office shown below.

                          The depository for the Offer:

                         Pacific Corporate Trust Company
                           Suite 830, 625 Howe Street
                           Vancouver, British Columbia
                                     V6C 3B8
                                 (604) 689-9853
                                 (604) 689-8144

                         For deliveries by hand or mail:

                         Pacific Corporate Trust Company
                           Suite 830, 625 Howe Street
                           Vancouver, British Columbia
                                     V6C 3B8
                           Attention: Marc Castonguay

SECURITIES LEGISLATION IN CERTAIN OF THE PROVINCES AND TERRITORIES OF CANADA PROVIDES SECURITY HOLDERS OF THE OFFEREE WITH, IN ADDITION TO ANY OTHER RIGHTS THEY MAY HAVE AT LAW, RIGHTS OF RESCISSION OR TO DAMAGES, OR BOTH, IF THERE IS A MISREPRESENTATION IN A CIRCULAR OR NOTICE THAT IS REQUIRED TO BE DELIVERED TO SUCH SECURITIES HOLDERS. HOWEVER, SUCH RIGHTS MUST BE EXERCISED WITHIN THE PRESCRIBED TIME LIMITS. HOLDERS OF OFFEREE SHARES SHOULD REFER TO THE APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THEIR PROVINCE OR TERRITORY FOR PARTICULARS OF THOSE RIGHTS OR CONSULT WITH A LAWYER.

AS OF DECEMBER 31, 1998, 19.66% OF THE ISSUED AND OUTSTANDING OFFEREE SHARES ARE HELD BY INSIDERS AND PROMOTERS OF THE OFFEREE. UPON COMPLETION OF THE OFFER, ASSUMING THAT ALL OF THE OFFEREE SHARES ARE TENDERED PURSUANT TO THE TERMS OF THE OFFER AND TAKEN UP AND PAID FOR BY THE OFFEROR, INSIDERS AND PROMOTERS OF THE OFFEROR WILL HOLD 6.02% OF THE ISSUED AND OUTSTANDING OFFEROR SHARES.


                                TABLE OF CONTENTS


SUMMARY OF OFFER...............................................................................................1

OFFER..........................................................................................................5

  1.    The Offer..............................................................................................5
  2.    Approval of Offer and Offering Circular................................................................5
  3.    Definitions............................................................................................5
  4.    Manner and Time of Acceptance..........................................................................7
  5.    Extension and Variation of Offer.......................................................................8
  6.    Conditions of the Offer................................................................................9
  7.    Rights of Withdrawal..................................................................................10
  8.    Payment for Deposited Offeree Shares..................................................................11
  9.    Distributions and Liens...............................................................................12
  10.   Mail Service Interruption.............................................................................13
  11.   Notice................................................................................................13
  12.   Compulsory Acquisition................................................................................13
  13.   Lawful Delivery.......................................................................................14
  14.   Arrangements Between the Offeror and the Directors and Officers of the Offeree........................14
  15.   Commitments to Acquire Offeree Shares.................................................................15
  16.   Market Purchases of Offeree Shares....................................................................15
  17.   Depository............................................................................................15
  18.   General...............................................................................................15

OFFERING CIRCULAR.............................................................................................17

  SUMMARY OF OFFERING CIRCULAR................................................................................17

GOLDEN RIVER RESOURCES INC....................................................................................20

  CORPORATE STRUCTURE OF THE OFFEROR..........................................................................20
    Name and Incorporation....................................................................................20
    Subsidiaries..............................................................................................20
    Intercorporate Relationships..............................................................................20
  BUSINESS OF THE OFFEROR.....................................................................................20
    Description and General Development.......................................................................20
    Valuation.................................................................................................20
    Summary and Analysis of Financial Operations..............................................................21
   Effect of Recent Developments on Operations................................................................22
  PROPERTIES OF THE OFFEROR...................................................................................22
  ADMINISTRATION OF THE OFFEROR...............................................................................23
  USE OF PROCEEDS.............................................................................................23
  RISK FACTORS................................................................................................25
  DIRECTORS, OFFICERS, PROMOTERS AND OTHER MANAGEMENT OF THE OFFEROR..........................................27
    1.    Name, Address, Occupation and Security Holding......................................................27
    2.    Aggregate Ownership of Securities...................................................................27
    3.    Other Reporting Issuers.............................................................................27
    4.    Corporate Cease Trade Orders or Bankruptcies........................................................28
    5.    Penalties or Sanctions..............................................................................28
    6.    Individual Bankruptcies.............................................................................28
    7.    Conflict of Interest................................................................................28
  INDEBTEDNESS OF DIRECTORS, OFFICERS, PROMOTERS AND OTHER MANAGEMENT OF THE
  OFFEROR.....................................................................................................28
  PAYMENTS TO INSIDERS AND PROMOTERS..........................................................................29
    1.    Executive Compensation..............................................................................29

                                     - ii -
      (a)   Introduction......................................................................................29
      (b)   Options Granted During the Most Recently Completed Fiscal Year....................................29
      (c)   Plans and Other Compensation......................................................................29
      (d)   Proposed Compensation.............................................................................29
    2.    Related Party Transactions..........................................................................29
    3.    Appointment of Directors............................................................................29
    4.    Promoters...........................................................................................30
  SHARE AND LOAN CAPITAL......................................................................................30
    1.    Share Capital.......................................................................................30
    2.    Loan Capital........................................................................................31
    3.    Escrowed Shares.....................................................................................31
  PRIOR ISSUANCES OF SHARES...................................................................................31
  TRADING HISTORY.............................................................................................32
  OPTIONS TO PURCHASE AND AGREEMENTS TO ISSUE SECURITIES......................................................32
    1.    Stock Options.......................................................................................33
    2.    Share Purchase Warrants.............................................................................33
    3.    Fully Diluted Share Capital.........................................................................33
    4.    Dilution............................................................................................34
  PRINCIPAL HOLDERS OF SECURITIES.............................................................................34
  OTHER MATERIAL FACTS........................................................................................35
  RELATIONSHIP BETWEEN OFFEROR AND PROFESSIONAL PERSONS.......................................................35
  DIVIDEND RECORD AND POLICY..................................................................................35
  MATERIAL CONTRACTS OF THE OFFEROR...........................................................................35
  AUDITORS....................................................................................................36
  REGISTRAR AND TRANSFER AGENT................................................................................36
  LEGAL MATTERS...............................................................................................36
  FINANCIAL INFORMATION.......................................................................................36

ROB ROY RESOURCES INC.........................................................................................37

  CORPORATE STRUCTURE OF THE OFFEREE..........................................................................37
    Name and Incorporation....................................................................................37
    Subsidiaries..............................................................................................37
    Intercorporate Relationships..............................................................................37
  BUSINESS OF THE OFFEREE.....................................................................................37
    Description and General Development.......................................................................37
    Summary and Analysis of Financial Operations..............................................................37
  PROPERTIES OF THE OFFEREE...................................................................................38

                                      OFFER

TO:      THE OFFEREE SHAREHOLDERS

1.       THE OFFER

THE OFFEROR HEREBY OFFERS TO PURCHASE, SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THIS OFFER, THE OFFERING CIRCULAR AND THE LETTER OF TRANSMITTAL, ALL OF THE ISSUED AND OUTSTANDING OFFEREE SHARES. THE OFFEROR WILL, SUBJECT TO THE TERMS OF THE OFFER, ISSUE TO THE OFFEREE SHAREHOLDERS ONE OFFEROR SHARE FOR EACH ONE OFFEREE SHARE IN RESPECT OF WHICH THE OFFER IS ACCEPTED. CERTIFICATES FOR 15% OF THE OFFEROR SHARES TO BE ISSUED TO THE OFFEREE SHAREHOLDERS WILL BE SUBJECT TO A RESTRICTIVE LEGEND EXPIRING ON MAY 11, 1999, CERTIFICATES FOR AN ADDITIONAL 15% OF THE OFFEROR SHARES TO BE ISSUED TO THE OFFEREE SHAREHOLDERS WILL BE SUBJECT TO A RESTRICTIVE LEGEND EXPIRING ON SEPTEMBER 11, 1999, AND THE CERTIFICATES FOR THE BALANCE OF 70% OF THE OFFEROR SHARES TO BE ISSUED TO THE OFFEREE SHAREHOLDERS WILL BE SUBJECT TO A RESTRICTIVE LEGEND EXPIRING ON JANUARY 11, 2000.

THE OFFER, TOGETHER WITH THE ACCOMPANYING OFFERING CIRCULAR, WHICH IS INCORPORATED IN AND FORMS AN INTEGRAL PART OF THE OFFER, AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER.

The Offer is subject to certain conditions as detailed under item 6 of the Offer. If such conditions are met, the Offeror will take up and pay for the Offeree Shares duly deposited and not withdrawn under the Offer in accordance with the terms hereof. All the terms and conditions of the Offer may be waived or modified (subject to applicable law) by the Offeror without prejudice to any right which the Offeror may have by notice in writing delivered to the Depository at its office in Vancouver, British Columbia.

The Offer is not being made in any jurisdiction other than British Columbia and for greater certainty is not being made in the United States, any State of the United States or to U.S. persons. This Offer is not being mailed or otherwise transmitted into the United States. There is to be no solicitation directly or indirectly for tenders of Offeree Shares in the United States. All persons receiving this Offer, including custodians, nominees and trustees for U.S.
Offeree Shareholders, are prohibited from sending it and related offering documents into the United States or to U.S. persons, even if required to do so pursuant to contractual or fiduciary obligations.

2.       APPROVAL OF OFFER AND OFFERING CIRCULAR

The Offer and the attached Offering Circular were approved by the sole director and officer of the Offeror and delivery of same to the Offeree Shareholders was authorized by the sole director and officer of the Offeror on January 29, 1999.

3.       DEFINITIONS

In addition to the terms defined in this Offer and Offering Circular, and unless the context otherwise requires or a term is expressly given a different meaning in the Offering Circular:

         (a)      "Commission" means the British Columbia Securities Commission;

         (b)      "Depository" means Pacific Corporate Trust Company;

         (c) "Effective Date" means the date on which the Offeror takes-up and issues the Offeror Shares for the Offeree Shares;

         (d) "Eligible Institution" means a Canadian chartered bank, a trust company in Canada or a firm which is a member of a recognized stock exchange in Canada;

         (e) "Letter of Transmittal" means the Letter of Transmittal in the form which accompanies this Offer;

         (f) "Notice" means the notice of extension or variation given by the Offeror pursuant to item 5 of the Offer;

         (g) "Offer" means the offer made hereby to acquire all of the Offeree Shares;

         (h) "Offer Period" means the period during which Offeree Shares may be deposited pursuant to the Offer, which ends on the Termination Date;

         (i)      "Offeree" means Rob Roy Resources Inc.;

         (j)      "Offeree Shareholders" means the members of the Offeree;

         (k) "Offeree Shares" means the Class "A" common shares without par value in the capital stock of the Offeree;

         (l)      "Offeror" means Golden River Resources Inc.;

         (m) "Offeror Shares" means the common shares without par value in the capital of the Offeror;

         (n) "Other Securities" means any distributions, payments, securities, rights or other interests declared, paid, issued, transferred, made or distributed on or in respect of the Purchased Shares on or after February 1, 1999;

         (o)      "Outstanding  Securities" means the Offeree Shares not validly
                  deposited   pursuant   to  the  terms  of  the  Offer  at  the
                  Termination Date;

         (p) "Purchased Shares" means the Offeree Shares validly deposited pursuant to the terms of the Offer and purchased by the Offeror;


         (q) "Termination Date" means 12:00 noon, Vancouver time, on March 15, 1999 or such later date or dates as may be fixed by a notice of extension given under item 5 of this Offer;

         (r) "U.S. Person" means any natural persons resident in the United States; any partnership or corporation organized or incorporated under the laws of the United States; any estate of which any executor or administrator is a U.S. person; any trust of which any trustee is a U.S. person; any agency or branch of a foreign entity located in the United States; any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and any partnership or corporation if:

                  (i) organized or incorporated under the laws of any foreign jurisdiction; and

                  (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the SECURITIES ACT OF 1933, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)under the SECURITIES ACT OF
                           1933) who are not natural persons, estates or trusts; and

         (s) "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

4.       MANNER AND TIME OF ACCEPTANCE

The Offer may be accepted only by the Offeree Shareholders by depositing during the Offer Period with the Depository at its office set out in the Letter of
Transmittal:

         (a) the certificate or certificates representing the Offeree Shares in respect of which the offer is being accepted. The Letter of Transmittal contains instructions for a representative of the Offeree to deposit with the Depository, such certificates for Offeree Shares that are in the possession of the Offeree;

         (b)      a Letter  of  Transmittal  (or  facsimile  thereof),  properly
                  completed   and  duly   executed   in   accordance   with  the
                  instructions set out therein; and

         (c) any other documentation which may be required pursuant to the Letter of Transmittal.

The Offeree Shares will only be deemed to have been validly deposited under the Offer when the Depository has actually received the certificate or certificates representing the Offeree Shares in respect of which the Offer is being accepted, the Letter of Transmittal (or facsimile thereof), properly and duly executed, and any other required documents in accordance with the foregoing prior to the Termination Date.

If a Letter of Transmittal in respect of Deposited Offeree Shares is executed by a person other than the registered Offeree Shareholder, then the certificates representing the Offeree Shares to be deposited must be duly endorsed for assignment, and accompanied by the appropriate form of transfer of the Offeree Shares from the registered Offeree Shareholder to the person who executed the Letter of Transmittal.

The deposit of the Offeree Shares pursuant to the delivery of an executed Letter of Transmittal and pursuant to the procedures described above will constitute a binding agreement between the depositing Offeree Shareholder and the Offeror upon the terms and subject to the conditions of the Offer.

Subject to the terms and conditions in the Offer, payment for the Offeree Shares deposited and taken up pursuant to the Offer will be made only after timely receipt by the Depository of the certificate or certificates representing the Offeree Shares in respect of which the Offer is being accepted, a properly and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents.

THE METHOD OF DELIVERY OF THE CERTIFICATES REPRESENTING THE OFFEREE SHARES IN RESPECT OF WHICH THE OFFER IS BEING ACCEPTED, THE LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE PERSON DEPOSITING THE SAME.

The execution of the Letter of Transmittal by any particular Offeree Shareholder irrevocably appoints any director for the time being of the Offeror and each of them, and any other person designated by the Offeror in writing, as the true and lawful agent, attorney, attorney-in-fact and proxy of that particular Offeree Shareholder in respect of the Offeree Shares covered by the Letter of Transmittal and deposited pursuant to the Offer and purchased by the Offeror (the "Purchased Shares") and with respect to any distributions, payments, securities, rights, or other interests declared, paid, issued, transferred, made or distributed on or in respect of the Purchased Shares on or after the date of the Offer (collectively, the "Other Securities"), effective from the date that the Offeror takes up and issues the Offeror Shares for the Offeree Shares (the "Effective Date"), with full power of substitution, in the name of and on behalf of that particular Offeree Shareholder in respect of such Offeree Shares (such power of attorney being deemed to be an irrevocable power coupled with an interest) to: (a) register and record, transfer and enter the transfer of Purchased Shares and any Other Securities on the appropriate register of Offeree Shareholders; (b) vote, execute and deliver any and all instruments of proxy, authorizations or consents in respect of all or any of the Purchased Shares and all or any Other Securities, revoke any such instrument, authorization or consent given prior to, on or after the Effective Date and designate in any such instruments of proxy any person or persons as the proxy or the proxy nominees of that particular Offeree Shareholder in respect of such Purchased Shares and such Other Securities including, without limiting the generality of the foregoing, in connection with any meeting (whether annual, special or otherwise) of the Offeree Shareholders (or any adjournment thereof) whenever called; and (c) exercise any and all rights of that particular Offeree Shareholder in respect of the Purchased Shares or Other Securities. Further, an Offeree Shareholder who executes a Letter of Transmittal agrees, effective from the Effective Date, not to vote any of the Purchased Shares or Other Securities at any meeting (whether annual, special or otherwise) whenever called of Offeree Shareholders and not to exercise from and after the Effective Date any or all other rights or privileges attached to any or all of the Purchased Shares or Other Securities, and agrees to execute and deliver to the Offeror any and all instruments of proxy, authorizations or consents in respect of any or all of the Purchased Shares or Other Securities, and to designate in any such instruments of proxy the person or persons specified by the Offeror as the proxy or the proxy nominee or nominees of the Offeree Shareholder in respect of the Purchased Shares or Other Securities. Upon such appointment, all prior proxies given by an Offeree Shareholder in respect of such Purchased Shares or Other Securities shall be revoked and no subsequent proxies may be given by such person with respect thereto.

All questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Offeree Shares deposited pursuant to the Offer will be determined by the Offeror in its sole discretion, and the depositing Offeree Shareholders agree that such determination shall be final and binding. The Offeror reserves the absolute right to reject any and all deposits which it determines not to be in proper form or which, in the opinion of its counsel, may be unlawful to accept under the laws of any jurisdiction. The Offeror reserves the absolute right to waive any defect or irregularity in the deposit of any Offeree Shares. There shall be no obligation on the Offeror or the Depository to give notice of any defects or irregularities in any deposit and no liability shall be incurred by either of them for failure to give any such notice. The Offeror's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal) will be final and binding.

5.       EXTENSION AND VARIATION OF OFFER

The Offeror may in its sole discretion at any time and from time to time during the Offer Period, or otherwise as permitted by law, extend the period of time during which the Offer may be accepted, or otherwise vary the Offer, by giving oral or written notice of such extension or variation (the "Notice") to the Depository at its office set out in the Letter of Transmittal. The Offeror shall, as soon as practicable after giving notice to the Depository, publicly announce the variation or extension and, where required by law, mail proper notice to the Offeree Shareholders whose Offeree Shares have not been taken up and paid for by the Offeror (through the issuance of the Offeror Shares). Any notice will also be delivered to the Commission and will be deemed to have been given and be effective on the day on which it is delivered or otherwise communicated to the Depository.

Under the applicable securities legislation of the Province of British Columbia, if there is a variation in the terms of the Offer, the period during which the Offeree Shares may be deposited pursuant to the Offer will not expire before 10 days after the Notice has been delivered.

During any such extension or in the event of any variation, all Offeree Shares previously deposited and not withdrawn, if previously deposited and not withdrawn, will remain subject to the Offer and may be taken up and paid for by the Offeror (through the issuance of the Offeror Shares) on or after the Termination Date, subject to items 6 and 7 hereof.

6.       CONDITIONS OF THE OFFER

Notwithstanding any other provision of this Offer, the Offeror shall have the right to withdraw or terminate this Offer, and shall not be required to take up or accept for payment or issue the Offeror Shares for any Offeree Shares deposited under this Offer, or may delay the acceptance for payment of the Offeree Shares deposited if any of the following conditions have not been satisfied as at the Termination Date:

         (a) at least 90% of the issued and outstanding Offeree Shares shall have been validly deposited under the Offer and not withdrawn at the time the Offeror first takes up and pays for the Offeree Shares under the Offer;

         (b) none of the following events shall have occurred after the date of the Offer, or have occurred prior to the date of the Offer and not have been generally disclosed, which, in the sole judgement of the Offeror, makes it inadvisable for the Offeror to proceed with the Offer or to proceed with the taking up and payment for the Offeree Shares under the Offer:

                  (i) any action, suit, judgement, investigation, proceeding or claim (whether or not purportedly on behalf the Offeree) shall be outstanding or pending or threatened against or affecting the Offeree or any material assets thereof in law or in equity or before or by any federal, provincial, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, including without limitation in respect of taxes, government charges or assessments which, in the sole judgement of the Offeror, could have a material adverse affect on the Offeree;

                  (ii) any law or regulation shall have been proposed, enacted, promulgated or applied, whether or not having the force of law, which, in the sole judgement of the Offeror, could have a material adverse affect on the Offeree; and

                  (iii) any change (or any condition, event, or development involving a prospective change) in the business, assets, capitalization, financial condition, licenses, permits, rights or privileges, whether contractual or otherwise, or prospects or affairs of the Offeree or any other entity in which Offeree has a material interest shall have occurred which, in the sole judgement of the Offeror, could have a material adverse affect on the Offeree or on the Offeror as the prospective owner of the Offeree Shares pursuant to this Offer;

         (c) the respective boards of directors of the Offeree and the Offeror shall have approved the making of the Offer;

         (d) the acquisition of the Offeree Shares shall not be prevented by any applicable law, regulation or policy or by any order or other decision of any court or regulatory authority and the Offeror shall have received all government and regulatory consents or approvals required to consummate the Offer and the transactions contemplated hereby;

         (e) there shall have been no material change in the business, operations, capital, assets, financial condition, prospects or affairs, and no material change in the liabilities of the Offeree as reflected in the financial statements of the Offeree attached hereto as Schedule "C" which in the sole judgment of the Offeror is materially adverse to the Offeree; and;

         (f) the Offeree shall have a minimum of US$600,000 cash on hand and no liabilities.

The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances (including any action or inaction of the Offeror). The Offeror may, in its sole discretion, waive such conditions in whole or in part at any time and from time to time, both before and after the Termination Date, without prejudice to any other rights which the Offeror may have under the Offer. The failure by the Offeror at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

Any waiver of a condition or the withdrawal of the Offer will be effective upon oral or written notice by the Offeror to that effect given to the Depository at its office set out in the Letter of Transmittal. The Offeror will, promptly after giving any such notice, make a public announcement of such waiver or withdrawal, notify the Offeree Shareholders and provide a copy of the notice to the Exchange and the Commission. A waiver of a condition will require an extension of the Offer, as described in item 5 hereof.

If the Offer in respect of the Offeree Shares is withdrawn, the Depository will forthwith return all certificates representing the Offeree Shares deposited thereunder and any other relevant documents by first class mail to the address of the depositing Offeree Shareholder specified in the Letter of Transmittal or, if no such address is specified, to the last address of such Offeree Shareholder as it appears in the securities register of the Offeree.

7.       RIGHTS OF WITHDRAWAL

Any Offeree Shares deposited with the Depository pursuant the Offer may be withdrawn by or on behalf of the depositing Offeree Shareholder at any time up to 12:00 noon (Vancouver time) on March 15, 1999 at the Depository. DEPOSITS OF OFFEREE SHARES UNDER THE OFFER ARE OTHERWISE IRREVOCABLE EXCEPT AS STATED IN THIS ITEM 7.

In the event of a change in the information contained in the Offering Circular or in any Notice of change or variation thereunder which requires, under applicable law, a Notice of change to be sent to the Offeree Shareholders, any Offeree Shares deposited, if deposited, and not taken up by the Offeror at the date of the Notice of change may be withdrawn by or on behalf of the depositing Offeree Shareholder at any time before the expiration of 10 days from the date of the notice of change.

In the event of a variation in the terms of the Offer, except for a variation consisting solely of an increase in the consideration offered for the Offeree Shares but including any extension of the period during which the Offeree Shares may be deposited under the Offer, which variation requires, under applicable law, a Notice of variation to be sent to the Offeree Shareholders, any Offeree

Shares deposited, if deposited, and not taken up by the Offeror at the date of the Notice of variation may be withdrawn by or on behalf of the depositing Offeree Shareholder at any time before the expiration of 10 days from the date of the notice of variation.

In addition, Offeree Shares deposited pursuant to the Offer and not taken up and paid for (through the issuance of the Offeror Shares) by the Offeror prior to the receipt by the Depository of the notice of withdrawal in respect of such Offeree Shares may be withdrawn by or on behalf of the depositing Offeree Shareholder at any time after 45 days from the date the Offer was mailed to the Offeree Shareholders.

Any Offeree Shares withdrawn will not be deemed to have been validly deposited for purposes of the Offer. However, withdrawn Offeree Shares may be redeposited by following the applicable procedure described in item 4 at any time prior to the Termination Date.

Withdrawal of the Offeree Shares deposited must be effected by notice of withdrawal which must be made by or on behalf of the Offeree Shareholder by whom or on whose behalf such Offeree Shares were deposited and which must be received by the Depository. Any such notice of withdrawal must: (a) bemade by a method, including telegraphic communication, that provides the Depository with a written or printed copy; (b) be signed by or on behalf of the person who signed the Letter of Transmittal accompanying the Offeree Shares which are being withdrawn;
(c) specify such person's name and in the case of the Offeree Shares, the number of Offeree Shares, the name of the registered Offeree Shareholder of, and the certificate number shown on, each certificate evidencing the Offeree Shares to be withdrawn; and (d) be actually received by the Depository within the time specified above. ANY SIGNATURE IN THE NOTICE OF WITHDRAWAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. NEITHER THE OFFEROR, THE DEPOSITORY OR ANY OTHER PERSON WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECT OR IRREGULARITY IN ANY NOTICE OF WITHDRAWAL OR WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE SUCH INFORMATION.

In addition to the foregoing rights of withdrawal, Offeree Shareholders are entitled to statutory rights of rescission in certain circumstances. See "Offeree's Statutory Rights" in the Offering Circular.

All questions as to the validity (including timely receipt) and form of notices of withdrawal will be determined by the Offeror in its sole discretion, and such determination will be final and binding.

8.       PAYMENT FOR DEPOSITED OFFEREE SHARES

Subject to the rights of withdrawal referred to in item 5 and the conditions referred to in item 6, the Offeree Shares which the Offeror becomes bound or is willing to purchase under the Offer will be taken up and paid for promptly after the Termination Date and within the time periods required by applicable securities laws.

The Offeror reserves the right, in its sole discretion, to delay taking up and paying for any Offeree Shares or to terminate the Offer and not take up and pay for any Offeree Shares in the event that any of the conditions specified in item 6 hereof are not satisfied or are not waived by the Offeror, by giving oral or written notice thereof to the Depository. The Offeror confirms that its reservation of the right to delay payment for the Offeree Shares which it has taken up is limited by the securities laws of British Columbia.

Settlement  will  be made  by the  Depository  or the  Offeror's  registrar  and transfer agent, American Securities Transfer & Trust, Inc., by forwarding certificates representing the applicable number of Offeror Shares. Unless otherwise directed in the Letter of Transmittal, the certificates for the Offeror Shares will be issued in the name of the Offeree Shareholder so deposited. Unless the person who deposits Offeree Shares instructs the Depository or the Offeror's registrar and transfer agent to a different address or to hold the share certificate for pick-up by checking the appropriate box in the Letter of Transmittal, certificates will be forwarded by first class mail to such persons at the address specified in the Letter of Transmittal. If no address is specified therein the share certificates will be forwarded to the address of the Offeree Shareholders shown in the securities register of the Offeree.

If any deposited Offeree Shares are not taken up and paid for pursuant to the terms and conditions of the Offer for any reason, or if certificates are submitted for more Offeree Shares than are deposited, certificates for unpurchased Offeree Shares will be returned, without expense, to the depositing holder promptly following the Termination Date or withdrawal and early termination of the Offer.

The Offeror will pay for the Offeree Shares validly deposited pursuant to the Offer by providing the Depository or the Offeror's registrar or transfer agent with sufficient certificates representing the Offeror Shares for transmittal to the Offeree Shareholders. Under no circumstances will interest be paid by the Offeror on the purchase price of Offeree Shares purchased by the Offeror, regardless of any delay in making such payment. The Depository will act as agent of persons who have deposited Offeree Shares in acceptance of the Offer for the purposes of receiving payment from the Offeror and transmitting payment to such persons.

No fractional Offeror Shares will be issued and the number of Offeror Shares to which a depositing holder is entitled will be rounded down to the nearest whole Offeror Share.

No fee or commission will be payable by any holder of Offeree Shares who transmits such Offeree Shares directly to the Depository. Except as set forth in the instructions to the Letter of Transmittal, transfer taxes, if any, on the purchase of Offeree Shares will be paid by the Offeror.

In the event of a variation in the Offer resulting from an increase in consideration offered for the Offeree Shares, such increased consideration will be paid to each holder of such Offeree Shares previously taken up and paid for and to each Offeree Shareholder of such Offeree Shares deposited, if deposited, in acceptance of the varied Offer.

The Offeror Shares issuable pursuant to the Offer are not registered and accordingly, no Offeror Shares will be delivered to any person who is, or who appears to the Offeror or the Depository to be a person who is, or who appears to the Offeror or to the Depository to be, a resident of any particular jurisdiction unless the Offeror is satisfied in its sole discretion that the Offeror Shares may be lawfully delivered in such other jurisdiction without further action by the Offeror. See "Lawful Delivery".

9.       DISTRIBUTIONS AND LIENS

If on or after the date of this Offer, the Offeree should charge any of the Offeree Shares, or should disclose that it has taken any such action to charge any of the Offeree Shares, then the Offeror may, in its sole discretion, make such adjustments as it deems appropriate to reflect such charge in the purchase price and the other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the amounts payable therefor).

The Offeree Shares acquired pursuant to the Offer will be transferred by the Offeree Shareholder and acquired by the Offeror free and clear of all liens, restrictions, charges, encumbrances, claims and equities and together with all rights, benefits and claims arising therefrom including the right to all distributions, payments, securities, rights, assets or other interests which may be declared, paid, issued, distributed, made or transferred on or in respect of the Offeree Shares purchased pursuant to the Offer.

If the Offeree should declare or make any distribution or payment on or issue any rights with respect to the Offeree Shares which is payable or distributable to Offeree Shareholders of record on a date prior to the transfer to the Offeror of the tendered Offeree Shares pursuant to the Offer as indicated by the records of the Offeree taken up pursuant to the Offer: (a) in the case of cash distributions, the amount of the distributions will be received and held by the depositing Offeree Shareholder for the account of the Offeror until the Offeror pays for such Offeree shares; and (b) in the case of non-cash distributions or rights, the whole of any such non-cash distribution or right will be received and held by the depositing Offeree Shareholder for the account of the Offeror and will be remitted promptly and transferred by the depositing Offeree Shareholder to the Depository, to the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to all rights and privileges as owner of any such cash or non-cash distribution or right and may withhold the entire purchase price payable pursuant to this Offer or deduct from the purchase price payable pursuant to this Offer the amount or value thereof as determined by the Offeror in it sole discretion.

10.      MAIL SERVICE INTERRUPTION

Notwithstanding the provisions of the Offer or the Letter of Transmittal, certificates and other documents will not be mailed if the Offeror determines that delivery thereof by mail may be delayed. Depositing Offeree Shareholders entitled to certificates and other documents which are not mailed for the foregoing reason may take delivery thereof at the office of the Depository at which they deposited their Offeree Shares under the Offer or at the specified office of the Offeror's registrar and transfer agent if so specified by the Offeror or the Depository on application to the Depository until such time as the Offeror has determined that delivery by mail will no longer be delayed. Certificates and other documents not mailed for the foregoing reason will be conclusively deemed to have been delivered on the first day upon which they are available for delivery to the depositing Offeree Shareholder at the office of the Depository or at the appropriate office of the Offeror's registrar and transfer agent.

11.      NOTICE

Any notice which the Offeror, the Depository or the Offeror's register and transfer agent may give or cause to be given to the Offeree Shareholders will be deemed to have been properly given if it is in writing and is mailed by first class mail, postage prepaid, to the Offeree Shareholders at their respective addresses appearing in the securities register of The Offeree, and will be deemed to have been received on the next business day following mailing. These provisions will apply notwithstanding any accidental omission to give notice to any one or more of the Offeree Shareholders and notwithstanding any interruption of mail service in Canada or elsewhere following mailing.

In the event of any interruption of mail service following mailing, the Offeror intends to make reasonable efforts to disseminate notices by other means such as publication. In the event of any disruption in mail service prior to mailing any notice which the Offeror, the Depository or the Offeror's registrar and transfer agent may give or cause to be given under the Offer, such notice will be deemed to have been properly given and to have been received by Offeree Shareholders if it is published in a newspaper of general circulation in Vancouver, British Columbia.

12.      COMPULSORY ACQUISITION

The purpose of the Offer is for the Offeror to acquire all the issued and outstanding Offeree Shares.

Section 255 of the COMPANY ACT (British Columbia) provides that, where at least 90% of the Offeree Shares have been validly tendered pursuant to the Offer and accepted and taken up by the Offeror within 4 months of the date hereof, the Offeror may, within 5 months from the date hereof, give notice in writing to the holders of the Offeree Shares not validly tendered pursuant to the Offer (the "Outstanding Securities") that the Offeror desires to acquire the Outstanding Securities upon the terms of the Offer. Section 255 of the COMPANY ACT (British Columbia) allows an Offeree Shareholder to apply to the Court to have the price and terms of payment fixed and to make such consequential orders that the Court considers appropriate. After the date which is 2 months from the date of such notice, provided that the Court has not ordered otherwise and provided that no court order is pending, the Offeror will send a copy of such notice to the Offeree and deliver to the Offeree that number of Offeror Shares to which the holder or holders of the Outstanding Securities would be entitled to pursuant to the terms of the Offer and the Offeree is required to register the Offeror as the holder of the Outstanding Securities.

It is the Offeror's current intention to exercise the foregoing compulsory purchase right in the event it acquires 90% or more of the Offeree Shares under the Offer. If the Offeror does not exercise such right, Offeree Shareholders who do not tender under the Offer may remain minority Offeree Shareholders.

The foregoing is a summary only of the right of acquisition available to the Offeror and the right of appraisal available to the Offeree Shareholders. This summary is not intended to be complete and is qualified in its entirety by the provisions of the COMPANY ACT (British Columbia). Offeree Shareholders should refer to the COMPANY ACT (British Columbia) and in particular Part 8 thereof for the full text of the relevant statutory provisions and those who wish to be better informed about these provisions should consult their legal advisors. The provisions of the COMPANY ACT (British Columbia), and in particular Part 8 thereof, are complex and may require strict adherence to the notice and timing provisions, failing which such rights may be lost or altered.

13.      LAWFUL DELIVERY

The Offeror Shares issuable pursuant to the Offer are not registered and accordingly, no Offeror Shares will be delivered to any person who is, or who appears to the Offeror or the Depository to be a person who is, a resident of any particular jurisdiction unless the Offeror is satisfied in its sole discretion that the Offeror Shares may be lawfully delivered in such other jurisdiction without further action by the Offeror.

All the Offeror Shares which would otherwise be issued to residents of jurisdictions in which the Offeror Shares may not be lawfully delivered without further action by the Offeror, will be issued and delivered to the Depository for sale by the Depository on behalf of such persons. Such persons shall receive their pro rata share of the cash proceeds from the sale of such Offeror Shares if and when such sale is permitted by law.

14.      ARRANGEMENTS  BETWEEN THE OFFEROR AND THE DIRECTORS AND OFFICERS OF THE
         OFFEREE

Other than as stated in this Offer and the accompanying Offering Circular, no Offeree Shares are beneficially owned, directly or indirectly, nor is control or discretion exercised over any such Offeree Shares by the Offeror or any director or senior officer of the Offeror nor, to the knowledge of the Offeror after reasonable inquiry, any associate of any director or senior officer of the Offeror, nor any person or company holding more than 10% of any class of securities of the Offeror.

15.      COMMITMENTS TO ACQUIRE OFFEREE SHARES

Other than a letter of intent dated March 3, 1998, as revised and restated on December 18, 1998 between the Offeror and the Offeree (the "Letter of Intent") there are no contracts, arrangements or agreements, formal or informal, made or proposed to be made by the Offeror nor, to the knowledge of the Offeror after reasonable inquiry, by any associate of a director or senior officer of the

Offeror, by any person or company holding 10% of any class of Offeror Shares nor any person acting jointly or in concert with the Offeror, with respect to the acquisition of the Offeree Shares.

Pursuant to the terms of the Letter of Intent, the directors of the Offeree agreed, subject to the completion of appropriate due diligence, to tender all of their Offeree Shares pursuant to the terms of the Offer.

Copies of the Letter of Intent are available for inspection at the Offeree's registered office, being Suite 1020, 510 Burrard Street, Vancouver, British Columbia, V6C 3A8

16.      MARKET PURCHASES OF OFFEREE SHARES

As at the date hereof, the Offeror does not intend to purchase Offeree Shares other than those tendered pursuant to the terms of the Offer.

17.      DEPOSITORY

The Offeror has retained Pacific Corporate Trust Company to act as Depository for the receipt of certificates in respect of the Offeree Shares and related Letters of Transmittal deposited under the Offer and for the payment for the Offeree Shares purchased by the Offeror pursuant to the Offer. The Depository will receive compensation from the Offeror for services in connection with the Offer, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities, including liabilities under securities laws and expenses in connection therewith.

18.      GENERAL

THE PROVISIONS OF THE OFFER, OFFERING CIRCULAR AND LETTER OF TRANSMITTAL FORM PART OF THE OFFER AND SHOULD BE READ CAREFULLY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER.

The Offer and the accompanying Offering Circular and the documents referred to above constitute the takeover bid circular required under the securities legislation of the Province of British Columbia with respect to the Offer.

It is presently intended that any Offeree Shares acquired pursuant to this Offer will be held by the Offeror. However, the Offeror reserves the right to transfer to one or more affiliates of the Offeror the right to purchase all or any portion of the Offeree Shares deposited, if deposited, pursuant to the Offer. Any such transfer will not relieve the Offeror of its obligations under the Offer and will in no way prejudice the rights of person depositing Offeree Shares to receive payment for the Offeree Shares validly deposited and taken up pursuant to the Offer.

No broker, dealer or other person has been authorized to give any information or to make by representation on behalf of the Offeror other than as contained in the Offer and the Offering Circular and, if any such information or representation is given or made, it must not be relied upon as having been authorized.

THIS OFFER IS NOT BEING MADE TO, NOR WILL DEPOSITS BE ACCEPTED FROM OR ON BEHALF OF OFFEREE SHAREHOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. THE OFFEROR MAY IN ITS SOLE DISCRETION TAKE SUCH ACTION AS IT DEEMS NECESSARY TO MAKE THE OFFER IN ANY SUCH JURISDICTION AND TO EXTEND THE OFFER TO THE OFFEREE SHAREHOLDERS IN SUCH JURISDICTION. IN ANY JURISDICTION IN WHICH THE OFFER IS REQUIRED TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER WILL BE MADE ON BEHALF OF THE OFFEROR BY BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

The Offer and any arrangement resulting from the acceptance of the Offer will be governed by and construed in accordance with the laws of the United States of America. Each party to any agreement resulting from the acceptance of this Offer unconditionally and irrevocably attorns to the jurisdiction of the Courts of the United States of America and the Courts of Appeal therefrom.

Dated:  January 29, 1999

GOLDEN RIVER RESOURCES INC.

By:/S/David Parsons
----------------------------------------
DAVID PARSONS
President,  Chief Financial Officer,
and sole Director




OFFEREE SHAREHOLDERS ARE URGED TO READ THE ACCOMPANYING CIRCULAR
AND LETTER OF ACCEPTANCE FOR ADDITIONAL INFORMATION RELATING TO THE
OFFER.